EXHIBIT 99.2
2006 First-Quarter Earnings Release May 15, 2006

Forward Looking Statements Under the Private Securities Litigation Act of 1995 This presentation may contain statements about future events and Regency Energy Partners LP's ("Regency Energy Partners", "Regency" or the "Partnership") outlook and expectations, which are forward-looking statements. Although Regency believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Regency's business prospects and performance, causing actual results to differ from those discussed during this presentation. Any forward-looking statements made are subject to all of the risks and uncertainties, many of which are beyond management's control, involved in gathering, processing, marketing and transportation of natural gas and natural gas liquids, or NGLs. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Regency's actual results and plans could differ materially from those expressed in any forward-looking statements. These risks and uncertainties are discussed in more detail in Regency's filings with the Securities and Exchange Commission, copies of which are available to the public. The Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events. Regulation G This document may include certain non-GAAP financial measures as defined under SEC Regulation G. In such an event, a reconciliation of those measures to the most directly comparable GAAP measures is included in this presentation.

Regency Energy Partners Overview

First Quarter 2006 Highlights Successful transformation into a publicly traded company Volumes increased significantly as our Regency Intrastate Enhancement Project completed its first three months of operation Continue executing on our organic growth strategy Expect to spend approximately $62 million for organic growth capital expenditures in 2006 Dew point control project completed as of May 1 Two more projects underway and will be in service during the third and fourth quarters Focus on growing the business and distribution to unitholders

Financial Overview First-Quarter 2006

Consolidated Operating Results

Gathering and Processing Segment

Transportation Segment

Q&A

Non-GAAP Reconciliations

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation